Exhibit 99.8
401(k) PLAN PARTICIPANT ELECTION FORM

Name:

Address:

Number of Rights:

Maximum Number of Shares of Common Stock for Which You May Subscribe Under Your Basic Subscription Privilege:

401(k) Plan Account Number:
     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to a rights offering (the “Rights Offering”) by PVF Capital Corp. (the “Company”) of nontransferable subscription rights (the “Rights”) to purchase shares of common stock of the Company.
     Each 401(k) participant with Company common stock allocated to his/her account will receive one Right for each share of Company common stock allocated to the 401(k) account at the close of business on the record date,                     , 2009. Each Right entitles you to a basic subscription privilege and an over-subscription privilege.
Basic Subscription Privilege
     The basic subscription privilege of each Right gives you the opportunity to purchase                      shares of Company common stock at a subscription price of $______ per share. Fractional shares of Company common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share. For example, if you owned 100 shares of Company common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 100 subscription rights and would have the right to purchase ______ shares of common stock for $___ per share.
Over Subscription Privilege
     In the event that you purchase all of the shares of Company common stock available to you pursuant to your basic subscription privilege, you may also choose to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of any shares of Company common stock that are not purchased by other Company shareholders through the exercise of their basic subscription privileges.
     If you elect to exercise your Basic Subscription Privilege and your Over Subscription Privilege you must transfer sufficient funds to the Merrill Lynch Retirement Investment Fund in your 401(k) Plan by                     . In order to determine how much money you need to transfer to the Merrill Lynch Retirement Investment Fund, please complete the following chart.
     IF YOU ELECT NOT TO EXERCISE YOUR RIGHTS IN THE RIGHTS OFFERING ALL OF YOUR 401(K) PLAN INVESTMENTS WILL REMAIN THE SAME.

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Step 1 — Basic Subscription Privilege
I wish to exercise my full Basic Subscription Privilege or a portion thereof and understand that I must transfer the amount set forth under “Payment Due under Basic Subscription Privilege” to the Merrill Lynch Preservation Retirement Fund in the 401(k) Plan:

Number of Shares of Common Stock Subscribed for				Payment Due Under Basic Subscription
Under Your Basic Subscription Privilege		Subscription Price		Privilege

	x	$	=
Step 2 — Over-Subscription Privilege
I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege and understand that I must transfer the amount set forth under “Payment Due Under Basic Subscription Privilege” AND “Payment Due under Over Subscription Privilege” to the Merrill Lynch Preservation Retirement Fund in the 401(k) Plan:

Number of Shares of Common Stock Subscribed for				Payment Due Under Over-
Under Your Over-Subscription Privilege*		Subscription Price		Subscription Privilege

	x	$	=

* The maximum number of shares you may subscribe for under your Over-Subscription Privilege is equal to [               ] shares less the number of shares you subscribed for under your full Basic Subscription Privilege.
Step 3 — Total Shares and Total Amount Due

Total Shares:		Subscription Price		Total Amount Due:
	x	$	=
Number of Shares of Common Stock Subscribed for under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)				Total Payments due under Basic Subscription Privilege (Step 1) plus Over-Subscription Privilege (Step 2)

Signature	Please type or print name

Date:

Social Security Number

Daytime Telephone Number

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     This form must be received by the Trustee, Frontier Trust Company, FSB, no later than                     , 2010, at the address set forth below:
     By mail, hand delivery or overnight courier:
Frontier Trust Company, FSB
c/o Bank of North Dakota
700 East Main Avenue
Bismarck, ND 58501

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SHARES OF COMMON STOCK
OFFERED PURSUANT TO RIGHTS GRANTED TO
RECORD HOLDERS OF PVF CAPITAL CORP.
TO PARTICIPANTS IN THE PARK VIEW FEDERAL SAVINGS BANK 401(K) PLAN (THE “401(k) PLAN”):
     Enclosed for your consideration is a prospectus, dated                     , 2009 (the “Prospectus”), relating to a rights offering (the “Rights Offering”) by PVF Capital Corp. (the “Company”) of shares of its common stock pursuant to subscription rights (the “Rights”) granted to all holders of record of shares of its common stock as of 5:00 p.m., on                     , 2009 (the “Record Date”). The Rights are described in the Company’s Prospectus. This letter and the attached Frequently Asked Questions are designed to give you some of the information from the Prospectus in a convenient way. They are not, however, intended as a substitute for the information contained in the Prospectus. You should read the Prospectus and all accompanying documents carefully.
     As a participant in the 401(k) plan with the Company’s common stock allocated to your account as of the Record Date, you are being offered an opportunity to participate in the Rights Offering. To enable Frontier Trust Company, FSB, as trustee (the “Trustee”), to exercise the Rights allocated to your account, a properly completed 401(k) Plan Participant Election Form must be received by the trustee at or prior to 5:00 p.m., on                     , 2010.
     If you elect to exercise any Rights, you must ensure that the total amount of the funds required for such exercise is maintained in the Merrill Lynch Retirement Preservation Trust Fund (an existing investment fund under the 401(k) plan) at or prior to 5:00 p.m., on                     , 2010. One business day before the expiration date of the Rights Offering, the trustee will transfer these funds from your account and use such funds to participate in the Rights Offering on your behalf.
     Each 401(k) participant with Company common stock allocated to his/her account will receive one Right for each share of Company common stock allocated to the 401(k) account at the close of business on the record date,                     , 2009. Each Right entitles you to a basic subscription privilege and an over-subscription privilege.
     The basic subscription privilege of each Right gives you the opportunity to purchase _____ shares of Company common stock at a subscription price of $______ per share. Fractional shares of Company common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share. For example, if you owned 100 shares of Company common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 100 subscription rights and would have the right to purchase ______ shares of common stock for $______ per share.
     In the event that you purchase all of the shares of Company common stock available to you pursuant to your basic subscription privilege, you may also choose to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of any shares of Company common stock that are not purchased by other Company shareholders through the exercise of their basic subscription privileges.
     See the enclosed Prospectus and the attached Frequently Asked Questions for further information regarding your participation in the Rights Offering.

     AN INVESTMENT IN THE COMPANY’S COMMON STOCK INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED IN THE PROSPECTUS BEFORE DECIDING WHETHER OR NOT TO EXERCISE YOUR RIGHTS.
     Any questions or requests for assistance concerning your 401(k) plan account should be directed to Addie Novak at (440) 248-7171.

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FREQUENTLY ASKED QUESTIONS REGARDING THE RIGHTS OFFERING
AND THE PARK VIEW FEDERAL SAVINGS BANK 401(K) PLAN

Q-1:	HOW MANY SHARES OF COMMON STOCK MAY I SUBSCRIBE FOR IN THE RIGHTS OFFERING?

A-1:	Each Right entitles you to a basic subscription privilege and an over-subscription privilege. The basic subscription privilege of each Right gives you the opportunity to purchase ______ shares of Company common stock at a subscription price of $______ per share. Fractional shares of our common stock resulting from the exercise of the basic subscription privilege will be eliminated by rounding down to the nearest whole share. For example, if you owned 100 shares of Company common stock as of 5:00 p.m., Eastern Time, on the record date, you would have received 100 subscription rights and would have the right to purchase ______ shares of common stock for $______ per share. The maximum number of shares of common stock for which you may subscribe under your basic subscription privilege is set forth on the 401(k) Plan Participation Election Form.

In the event that you purchase all of the shares of Company common stock available to you pursuant to your basic subscription privilege, you may also choose to exercise an over-subscription privilege, subject to certain limitations and subject to allotment, to purchase a portion of any shares of Company common stock that are not purchased by other Company shareholders through the exercise of their basic subscription privileges.

Q-2:	WHO WILL DECIDE WHETHER OR NOT TO EXERCISE THE RIGHTS TO ACQUIRE SHARES OF COMMON STOCK FOR MY ACCOUNT UNDER THE 401(K) PLAN?

A-2:	As a participant in the 401(k) plan, you will be able to direct the Trustee to exercise some or all of the Rights that have been allocated to your 401(k) account to purchase additional shares of our common stock.

Q-3:	WILL I BE ABLE TO DIRECT THE TRUSTEE TO EXERCISE THE RIGHTS ALLOCATED TO MY ACCOUNT IF I AM LESS THAN FULLY VESTED UNDER THE 401(K) PLAN?

A-3:	Yes, even though you are not fully vested in your account, you will have the sole power to determine whether or not you want to exercise any or all of the Rights allocated to you.

Q-4:	WILL THE 401(K) PLAN’S 25% LIMITATION ON THE COMPANY STOCK FUND RESTRICT THE EXERCISE OF MY RIGHTS?

A-4:	No. The Rights are not restricted by the 401(k) plan’s 25% limitation regarding investments in the Company Stock Fund under the 401(k) plan. Therefore, any common stock purchased through the Rights Offering will not be subject to the 25% limitation.

Q-5:	IF I DO NOT HAVE ENOUGH CASH IN MY 401(K) ACCOUNT TO PURCHASE ALL OF THE SHARES OF COMMON STOCK THAT I WOULD LIKE TO SUBSCRIBE FOR UNDER BY RIGHTS, CAN I PERSONALLY ACQUIRE ALL OF THE SHARES OF COMMON STOCK AVAILABLE?

A-5:	No. The Rights cannot be transferred or sold.

Q-6:	CAN I LEND MONEY TO MY 401(K) ACCOUNT THAT CAN BE USED TO EXERCISE RIGHTS?

A-6:	No.

Q-7:	CAN I DIRECT THE TRUSTEE TO SELL MY INVESTMENTS IN OTHER INVESTMENT FUNDS HELD IN MY 401(K) ACCOUNT AND TO USE THE PROCEEDS TO PAY FOR SHARES OF COMMON STOCK THAT I WANT TO PURCHASE IN THE RIGHTS OFFERING ?

A-7:	Yes you can, subject to the normal rules and procedures applicable under the 401(k) plan to the sale and transfer of investments among the offerings in the 401(k) plan. In order to do this, you should visit the 401(k) plan website at www.[ ].com. If you elect to exercise any Rights, you must ensure that the total amount of funds required for such exercise is maintained in the Merrill Lynch Retirement Preservation Trust Fund (an existing investment fund under the 401(k) plan) at or prior to 5:00 p.m., on , 2010, which is five business days before the , 2010 expiration date of the Rights Offering (assuming the expiration date is not extended by the Company). One business day before the expiration date of the Rights Offering, the Trustee will transfer these funds from your account and use such funds to participate in the Rights Offering on your behalf.

Q-8:	IF I WANT TO EXERCISE MY RIGHTS, HOW DO I DO SO?

A-8:	You should carefully read and follow the instructions for exercise contained in the accompanying information regarding the Rights Offering, including the section of the Prospectus entitled “The Rights Offering — Persons Holding Shares Through Our 401(k) Plan.”

Q-9:	WHERE DO I SEND MY INSTRUCTIONS?

A-9:	The 401(k) Plan Participant Election Form must be delivered (by mail, hand delivery or overnight courier) to the Trustee the information agent, at the address set forth below:

Frontier Trust Company, FSB c/o Bank of North Dakota 700 East Main Avenue Bismarck, ND 58501

Delivery to an address or by a method other than that set forth above will not constitute valid delivery.

Q-10:	WHEN IS THE ABSOLUTE LAST DATE BY WHICH I MUST DELIVER MY COMPLETED INSTRUCTIONS TO THE TRUSTEE SO THAT I CAN BE ASSURED THAT I WILL BE ABLE TO ACQUIRE THE SHARES OF COMMON STOCK I WANT TO PURCHASE FOR MY 401(K) ACCOUNT?

A-10:	In order to give the Trustee the time it needs to complete the necessary paperwork so that it may exercise your Rights before the Rights Offering terminates, your completed documents must be received by the Trustee at or prior to 5:00 p.m., on , 2010, which is five business days before the , 2010 expiration date of the Rights Offering (assuming the expiration date is not extended by the Company). If you are sending your completed instructions to the Trustee by mail, please allow sufficient time for mail delays.

Q-11:	WHEN IS THE ABSOLUTE LAST DATE BY WHICH I MUST ALLOCATE FUNDS TO THE MERRILL LYNCH RETIREMENT PRESERVATION TRUST FUND IN ORDER TO ACQUIRE THE SHARES OF COMMON STOCK I WANT TO PURCHASE PURSUANT TO THE RIGHTS THAT HAVE BEEN ALLOCATED TO MY 401(K) ACCOUNT?

A-11:	If you elect to exercise some or all of your Rights, you must have sufficient funds in the Merrill Lynch Retirement Preservation Trust Fund (an existing investment fund under the 401(k) plan) at or prior to 5:00 p.m., on , 2010, which is five business days before the , 2010 expiration date of the Rights Offering (assuming the expiration date is not extended by the Company) in order to satisfy the subscription price payable by you upon exercise of your Rights. One business day before the expiration date of the Rights Offering, the Trustee will transfer these funds from your account and use such funds to participate on your behalf in the Rights Offering.

Q-12:	WHAT IF I DO NOT HAVE SUFFICIENT FUNDS IN THE MERRILL LYNCH RETIREMENT PRESERVATION TRUST FUND?

A-12:	If you transfer insufficient funds into, or you transfer amounts out of, the Merrill Lynch Retirement Preservation Trust Fund, including after the fifth business day before the expiration date of the Rights Offering (due to, for example, a fund transfer, loan, withdrawal or distribution) and therefore you do not have sufficient funds to exercise all of your Rights in accordance with your election, the Rights will be exercised to the maximum extent possible with the amount you have invested in your Merrill Lynch Retirement Preservation Trust Fund.

Q-13:	WHAT IF THE PER SHARE PUBLIC TRADING MARKET PRICE OF THE COMPANY’S COMMON STOCK DECLINES AFTER I SUBMIT MY 401(K) PLAN PARTICIPANT ELECTION FORM TO THE TRUSTEE AND BEFORE THE TIME THAT THE TRUSTEE EXERCISES THE RIGHTS AND PURCHASES COMMON STOCK ON MY BEHALF?

A-13:	Once you send to the Trustee the 401(k) Plan Participant Election Form, you may not revoke your exercise instructions. If you elect to exercise your Rights, you should be aware that the market value of the Company’s common stock may go up or down after you submit your 401(k) Plan Participant Election Form to the Trustee and before the time that common stock is purchased pursuant to the Rights and allocated to your account under the 401(k) plan.

Q-14:	WILL ANY COMMISSIONS OR FEES BE CHARGED TO MY ACCOUNT UNDER THE 401(K) PLAN?

A-14:	No. No commissions or fees will be charged on the exercise of Rights by the 401(k) plan to purchase the common stock under the Rights Offering. Accordingly, no commissions or fees will be charged to your account. If any administrative fees are charged, the Company will pay those fees.

Q-15:	WHEN WILL THE COMMON STOCK BE ISSUED AND ALLOCATED TO MY ACCOUNT UNDER THE 401(K) PLAN?

A-15:	As soon as administratively practicable after completion of the Rights Offering.

Q-16:	WHEN CAN I TRANSFER OR SELL THE COMMON STOCK ALLOCATED TO MY ACCOUNT UNDER THE 401(K) PLAN?

A-16:	Shares purchased through the Rights Offering are available for transfer after allocation to your Company Stock Fund account. The shares will be allocated on the date of receipt by the Trustee of the shares.

Q-17:	WILL THE NORMAL TIME PERIODS FOR THE PURCHASE AND SALE OF COMMON STOCK IN THE COMPANY STOCK FUND APPLY TO THE RIGHTS OFFERING UNDER THE 401(K) PLAN?

A-17:	No. It may take up to [10 business days] (or longer) for the Trustee to receive the shares of common stock purchased pursuant to the Rights Offering. As a result, you temporarily will be unable to direct or diversify the common stock purchased for your individual account pursuant to the Rights Offering until such stock is received by the Trustee and allocated to your account. This temporary period, during which you will be unable to sell such common stock, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

This blackout period for the 401(k) plan is expected to begin on , 2009 and end up to 10 business days later (or longer). During this time, you can determine whether the blackout period has started or ended by contacting Addie Novak at (440) 248-7171.

It is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify during the blackout period the common stock purchased pursuant to the Rights Offering. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. If PVF common stock has wide price swings during the blackout period, you might have a large loss and you would not be able to direct the sale of such common stock purchased pursuant to the Rights Offering during the blackout period.

Q-18:	WILL THE RIGHTS OFFERING AFFECT THE NORMAL TIME PERIODS FOR THE PURCHASE AND SALE OF COMMON STOCK FOR MY 401(K) ACCOUNT?

A-18:	No. Your ability to purchase and sell shares of common stock (other than the common stock purchased pursuant to the Rights Offering) for your 401(k) account are subject to the normal time periods under the 401(k) plan. The Rights Offering or blackout period will not affect your ability to sell common stock already allocated to your account or otherwise purchase common stock for your account (other than the common stock purchased pursuant to the Rights Offering).
                    , 2009

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